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                                  $605,000,000

                          CENTURY COMMUNICATIONS CORP.

                         SENIOR DISCOUNT NOTES DUE 2008

                               PURCHASE AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                  1. Introductory. Century Communications Corp., a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the you, as the initial purchaser (the "Purchaser"), $605,000,000 principal amount of its Senior Discount Notes Due 2008 (the "Offered Securities") to be issued under an indenture, dated as of January 15, 1998 (the "Indenture"), between the Company and First Trust of California, National Association, as Trustee (the "Trustee"). The Securities Act of 1933, as amended, is herein referred to as the "Act" or the "Securities Act."

                  The Company understands that the Purchaser proposes to make an offering of the Offered Securities on the terms and the manner set forth herein and agrees that the Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Offered Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Offered Securities are to be offered and sold through the Purchaser without being registered under the Act, in reliance upon exemptions threrefrom. Pursuant to the terms of the Offered Securities and the Indenture, investors who acquire Offered Securities may only resell or otherwise transfer such Offered Securities if such Offered Securities are hereafter registered under the Act or if an exemption from the registration requirements of the Act is



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available (including the exemption afforded by Rule 144A ("Rule 144A") or
Regulation S ("Regulation S") of the rules and regulations promulgated under the Act by the Securities and Exchange Commission (the "Commission")).

                  The Company will deliver to the Purchaser, no later than January 13, 1998, copies of a final offering memorandum dated January 8, 1998 (the "Final Offering Memorandum") for use by the Purchaser in connection with its solicitation of purchases or offering of the Offered Securities. "Offering Document" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Final Offering Memorandum or any amendment or supplement to such document), including exhibits thereto and any documents incorporated by reference therein, which has been prepared and delivered by the Company to the Purchaser in connection with their solicitation of purchases or offering of the Offered Securities.

                  All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Offering Document (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Offering Document and all references in this Agreement to amendments and supplements to the Offering Document shall be deemed to mean and include the filing or any document under the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in the Offering Document.

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

                  (a) The Offering Document does not, and on the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Document made in reliance upon and in conformity with information furnished to the Company in writing by the Purchaser expressly for use in the Offering Document. The information required to be delivered to holders and prospective purchasers of the Offered Securities in accordance with Rule 144A(d)(4) under the Securities Act (the "Additional Issuer Information"), to the extent that such information is delivered on or prior to the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty as to information contained in or omitted from the Offering Document in reliance upon and in



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conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein.

                  (b) The documents incorporated by reference in the Offering Document, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934 (the "Exchange Act"), conformed, and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (c) Neither the Company nor any of its subsidiaries (as defined in Rule 405 under the Securities Act) is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; neither the issuance or sale of the Offered Securities nor the consummation of any other of the transactions contemplated herein nor fulfillment of the terms of this Agreement, the Indenture or the Registration Rights Agreement dated the Closing Date, between the Purchaser and the Company (the "Registration Rights Agreement") will conflict with, result in the creation or imposition of any lien, charge or encumbrance which is material to the Company and its subsidiaries taken as a whole upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property, the effect of which default or violation would be material to the Company and its subsidiaries taken as a whole; and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

                  (d) Except as described in or contemplated by the Offering Document, subsequent to the respective dates as of which information is given in the Offering Document, there has not been any material adverse change in, or any adverse development which materially affects, the business, franchises, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                  (e) The Indenture relating to the Offered Securities has been validly authorized and, when executed by the proper officers of the Company (assuming the due execution and delivery thereof by the Trustee) and delivered by the Company, will constitute the



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legally binding obligation of the Company enforceable against the Company in accordance with its terms; the Offered Securities have been validly authorized, and, upon due execution, authentication and delivery against payment therefor in accordance with the provisions of this Agreement and the Indenture, will be validly issued, outstanding and enforceable against the Company in accordance with its terms and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture; and the Offered Securities and the Indenture will conform to the descriptions thereof contained in the Offering Document. The Registration Rights Agreement, when executed and delivered by the Company, will have been duly authorized, executed and delivered by the Company, will conform to the description thereof contained in the Offering Document and (assuming due authorization, execution and delivery by the Purchaser) will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) Each of the Company and its subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification (except where the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and has all corporate power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged. Except as described in the Offering Document, all of the outstanding shares of each of the Company's subsidiaries are owned by the Company directly, or indirectly through wholly-owned subsidiaries, free and clear of any liens, claims or encumbrances, have been duly authorized and are validly issued and outstanding, fully paid and nonassessable.

                  (h) Except as set forth in or contemplated by the Offering Document, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which will result in any material adverse change in the business, properties, franchises, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in a document incorporated by reference in the Offering Document.

                  (i) The financial statements and schedules and information of the Company incorporated by reference in the



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Offering Document fairly present the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Deloitte & Touche LLP, who have examined such financial statements, as set forth in their report incorporated by reference in the Offering Document, are independent public accountants within the meaning of the Act and the rules and regulations thereunder.

                  (j) There are no contracts or other documents which are required by the Exchange Act to be filed as exhibits to a document incorporated by reference in the Offering Document that have not been so filed.

                  (k) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (l) The offer and sale of the Offered Securities by the Company to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (m) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act), nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) the Offered Securities, or any security of the same class or series as the Offered Securities, (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S or (iii) has directly or indirectly taken any action with respect to any security that is or would be required to be integrated with the sale of the Offered Securities in a manner that would require the Offered Securities to be integrated with the sale hereunder and require registration under the Act. The Company, its affiliates and any person acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.



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                  3. Purchase, Sale and Delivery of Offered Securities. On the
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Offered Securities at a purchase price of 40.67863% of the principal amount thereof plus accrued amortization from the date hereof to the Closing Date (as hereinafter defined).

                  The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchaser hereunder in the form of one or more permanent global securities in definitive form without interest coupons (the "Global Securities") deposited with the Trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Interests in any permanent global securities will be held only in book-entry form through DTC except in the limited circumstances described in the Offering Document.

                  Payment for the Offered Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Purchaser by the Company at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M. (New York time), on January 15, 1998, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities. The Global Securities will be made available for inspection at the above office at least 24 hours prior to the Closing Date.

                  4. Representations by Purchaser; Resale by Purchaser. (a) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Act.

                  (b) Offers and sales of the Offered Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A) or to non-U.S. persons outside the United States (as defined in Regulation S), to whom the offeror or seller reasonably believes offers and sales of the Offered Securities may be made in reliance upon Regulation S.

                  (c) No sale of the Offered Securities to any one Subsequent Purchaser will be for less than $250,000 principal amount and no security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting



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on behalf of others, each person for whom it is acting must purchase at least
$250,000 principal amount of the Offered Securities.

                  (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

                  (e) The Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

                  (a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchaser's consent. If, at any time any event occurs as a result of which, in the reasonable opinion of Company, its counsel, the Purchaser or its counsel, the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchaser's consent to, nor the Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to the Purchaser copies of the Offering Document and all amendments and supplements thereto,



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as soon as available and in such quantities as the Purchaser requests, and the
Company will furnish to the Purchaser on the date of first publication thereof one copy of the Offering Document which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchaser (and, upon request, to each Subsequent Purchaser, if any) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser and any Subsequent Purchaser all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or jurisdiction.

                  (d) So long as the Offered Securities are outstanding, the Company will furnish to the Purchaser copies of all public reports and all reports and financial statements furnished by the Company to the American Stock Exchange, Inc. pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any Subsequent Purchaser a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) The Company will pay the costs incident to the authorization, issuance, sale and delivery of the Offered Securities and any taxes payable in that connection; the costs incident to the preparation and printing of the Offering Document and any amendments or supplements; the costs of distributing to the Purchaser and any Subsequent Purchaser of the Offering Document and



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any amendment or supplement thereto as provided in this Agreement; the fees paid to rating agencies in connection with the rating of the Offered Securities; the reasonable fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum (including related fees and expenses of counsel for the Purchaser); and all other costs and expenses incident to the performance of the obligations of the Purchaser under this Agreement; provided that, except as provided in this Paragraph, the Purchaser shall pay its own costs and expenses, including the fees and expenses of its counsel and any transfer taxes on the Offered Securities which it may sell. In addition, the Company agrees to pay the reasonable fees and expenses of the Trustee and its professional advisers and the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto.

                  (h) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (i) For the period from the date of the initial offering of the Offered Securities by the Purchaser through the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any other United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Purchaser. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  (j) The Company will use its best efforts to have the Offered Securities designated as eligible for trading on PORTAL; the Company will cooperate with the Purchaser and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.

                  6. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations



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and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall have furnished to you on the Closing Date a letter, in form and substance satisfactory to you, of Deloitte & Touche LLP, addressed to the Purchaser and dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to financial statements and certain financial information contained in or incorporated by reference in the Offering Document.

                  (b) The obligations of the Purchaser hereunder may be terminated by you, in your absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Offered Securities, if prior to that time (i) any downgrading in the rating of the debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible down-grading, of such rating), (ii) trading in securities generally on the New York Stock Exchange is suspended, or minimum prices are established on that Exchange, (iii) a banking moratorium is declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the Unites States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of, and payment for, the Offered Securities.

                  (c) The Purchaser shall not have determined and disclosed to the Company that the Offering Document contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization and validity of this Agreement, the Indenture and the Registration Rights Agreement and the authorization, form and validity of the Offered Securities and the form of the and the Offering Document, other than financial statements and other financial data, and all other legal matters



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relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Simpson Thacher & Bartlett, counsel for the Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (e) Leavy Rosensweig & Hyman, as counsel to the Company, shall have furnished to you their opinion addressed to the Purchaser and dated the Closing Date to the effect that:

                  (i) The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as whole), and have all corporate power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Offering Document. Except as disclosed in the Offering Document, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company directly, or indirectly through wholly-owned subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party;

                  (ii) Each of this Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchaser or the Trustee, as applicable) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except to the extent that the indemnification provisions thereof may be unenforceable;

                  (iii) The Offered Securities are in the form contemplated in the Indenture and have been validly authorized and duly executed by authorized officers of the Company, and when duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture will be validly issued and legally binding obligations of the Company, entitled to the benefits of the Indenture;

                  (iv) The Offered Securities, the Registration Rights Agreement and the Indenture conform as to legal matters to the statements concerning them in the Offering Document;



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                  (v) Such counsel has no reason to believe that the Offering
         Document, at the time of issuance, or any supplement on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vi) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the subject matter of this Agreement or is required to be disclosed in the Offering Document which is not disclosed and correctly summarized therein;

                  (vii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument;

                  (viii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company and compliance by the Company with the provisions of this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required under state securities laws; and

                  (ix) Except as described in the Offering Document, to the best of such counsel's knowledge, the Company and its subsidiaries have such franchises, licenses and authorizations as are necessary to own their cable television and wireless telephone properties and to conduct their cable television and wireless telephone business in the manner described in the Offering Document and without which there would be a materially adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

In giving such opinion, Leavy Rosensweig & Hyman may rely on the opinion of Connell, Foley & Geiser LLP as to matters of New Jersey law, provided that Leavy Rosensweig & Hyman furnish a copy thereof



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to you and state that such opinion of such local counsel is satisfactory in scope and form and that the Purchaser and counsel for the Purchaser are entitled to rely thereon.

                  (f) Whitman Breed Abbott & Morgan LLP, as special securities counsel to the Company, shall have furnished to you their opinion addressed to the Purchaser and dated the Closing Date to the effect that:

                  (i) The Indenture has been duly executed and delivered by the Company;

                  (ii) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the initial resale of the Offered Securities by the Purchaser in the manner contemplated by this Agreement, the Offering Document and the Indenture, to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Offered Securities;

                  (iii) Such counsel has no reason to believe that the Offering Document, at the time of issuance, or any supplement on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) The statements in the Offering Document under the heading "Certain Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and

                  (v) The statements made in the Offering Document under the caption "Description of the Notes", insofar as they constitute a summary of the provisions of documents or agreements specifically referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

In giving such opinion, Whitman Breed Abbott & Morgan LLP may rely on the opinion of Connell, Foley & Geiser as to matters of New Jersey law, provided that Whitman Breed Abbott & Morgan LLP furnish a copy thereof to you and state that such opinion of local counsel is satisfactory in scope and form and that the Purchaser and counsel for the Purchaser are entitled to rely thereon.

                  (g) Cole, Raywid & Braverman, L.L.P., as special counsel to the Company, shall have furnished to you their opinion addressed to the Purchaser and dated the Closing Date to the effect that with respect to matters arising under the Communication Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission (the "FCC"):

                  (i) No approval of the FCC is required in connection with the issuance and sale of the Offered Securities;

                  (ii) The Company and its subsidiaries have such franchises, licenses and authorizations as are necessary under the laws of the United States relating to the cable television industry to own their cable television properties and to conduct their cable television business in the manner described in the Offering Document and such licenses and authorizations contain no materially burdensome restrictions not adequately described in the Offering Document;

                  (iii) The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the provisions of the Registration Rights Agreement, the Indenture and the Offered Securities does not and will not violate any statute, regulation or other law of the United States relating to the cable television industry or any order, judgment or decree of any court or governmental body of the United States relating to the cable television industry;

                  (iv) Such counsel does not know of any proceeding before the FCC against or involving the cable television properties, systems, licenses or authorizations of the Company or its subsidiaries and the related licenses and authorizations thereof or of any law or regulation relevant to such properties, licenses or authorizations required to be described in the Offering Document which is not described as required;

                  (v) The statements made in the Company's most recent Annual Report on Form 10-K filed with the Commission under the caption "Regulation and Legislation - Cable Television", insofar as they purport to summarize Federal legislation and regulations of the FCC and certain court decisions specifically referred to therein, are accurate summaries thereof and fairly present the information called for with respect thereto; and

                  (vi) Such counsel has no reason to believe that the Offering Document, at the time of issuance, or any supplement on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (h) The Purchaser shall have received from Simpson Thacher & Bartlett, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied in all material respects hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or Additional Issuer Information or as described in such certificate.

                  (j) The Offered Securities shall have been admitted to trading on the PORTAL.

                  (k) The Purchaser shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

                  (l) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Offered Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (m) The Company shall have delivered (at least two business days prior to the Closing Date) to the Purchaser, a final offering circular in the form approved by the Purchaser and in such quantities requested by the Purchaser.

                  The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. The Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Company hereunder.

                  7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Purchaser or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Additional Issuer Information, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Purchaser and each such controlling person for any legal and other expenses reasonably incurred by the Purchaser or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein; and, provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Purchaser on account of any such losses, claims, damages or liabilities or actions arising from the sale of the Offered Securities, to the extent that such sale was an initial resale by the Purchaser and any such loss, claim, damage or liability of the Purchaser results from the fact that there was not sent or given to the person that purchased the Offered Securities, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to the Purchaser. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Purchaser or any controlling person of the Purchaser.

                  (b) The Purchaser shall indemnify and hold harmless the Company, each of its directors, officers and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser may otherwise have to the Company or any of its directors, officers or controlling persons.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party shall have the right to employ counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section if, in the reasonable judgment of the indemnified party, it is advisable for such indemnified party to be represented by separate counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such separate counsel shall be paid by the indemnifying party.

                  (d) If the indemnification provided for in this Section shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser with respect to the offering of the Offered Securities, in each case as set forth in the table on the cover page of the Final Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds that amount of any damages which the Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  9. Termination. (a) This Agreement shall become effective on the day on which this Agreement is executed.

                  (b) The obligations of the Purchaser hereunder may be terminated by you, in your absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Offered Securities, if prior to that time (i) any downgrading in the rating of the debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible down-grading, of such rating), (ii) trading in securities generally on the New York Stock Exchange is suspended, or minimum prices are established on that Exchange, (iii) a banking moratorium is declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the Unites States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of, and payment for, the Offered Securities.

                  (c) The Company agrees that the Purchaser may terminate its obligations under this Agreement, in its absolute discretion, by notice given to and received by the Company on or prior to the date for delivery and payment of the Offered Securities, if prior to that time there shall have occurred any material adverse change in the existing financial, political or economic conditions in the

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

United States or elsewhere that makes it impractical or inadvisable to proceed with the completion of the sale of, and payment for, the Offered Securities.

                  10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 50 Locust Avenue, New Canaan, Connecticut 06840, Attention: Senior Vice President & Treasurer.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 4(b) hereof against the Company as if such holders were parties thereto.

                  12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                                    Very truly yours,

                                                    CENTURY COMMUNICATIONS CORP.

                                                    By /s/ Scott N. Schneider
                                                       -------------------------
                                                                CFO

The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By /s/ Eric Federman
   --------------------------------------
       Eric Federman
       Authorized Signatory

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